Exhibit (i)

                               CONSENT OF COUNSEL

                             Gabelli Gold Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 10 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79180, Investment Company Act File No. 811-8518) of Gabelli Gold Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.



                                                        ________________________
                                                        Willkie Farr & Gallagher

April 29, 2002
New York, New York